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                                                                  Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to incorporation by reference our report dated May 24, 2007 on the financial statements and financial highlights of the Boston Trust Funds, in Post-Effective Amendment Number 126 to the Registration Statement (Form N-1A, No. 033-44964), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2007, filed with the Securities and Exchange Commission.




                                                /s/ Ernst & Young LLP

Columbus, Ohio
July 27, 2007